A. M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 455-7111 F: (847) 241-8171

For Further Information:

- At ALPHA IR -
Analyst Contact:
Chris Hodges
(312) 445-2870
Email: CAS@alpha-ir.com

Traded: NYSE (CAS)
Member: S&P SmallCap 600 Index

FOR IMMEDIATE RELEASE
FRIDAY, FEBRUARY 27, 2015

A. M. CASTLE & CO. REPORTS FOURTH QUARTER AND YEAR END 2014 RESULTS
CONWAY MACKENZIE ENGAGED TO IMPROVE CASH FLOW AND PROFITABILITY
A. JEFFREY ZAPPONE OF CONWAY MACKENZIE APPOINTED INTERIM CHIEF OPERATING OFFICER

Company to continue profitability improvement activities in 2015

OAK BROOK, IL, FEBRUARY 27th - A. M. Castle & Co. (NYSE: CAS) (“the Company”), a global distributor of specialty metal and plastic products, value-added services and supply chain solutions, today reported financial results for the fourth quarter and year ended December 31, 2014.

Consolidated net sales were $231.5 million for fourth quarter 2014 compared to $233.2 million in fourth quarter 2013 and $245.5 million in third quarter 2014.  The Company reported a fourth quarter 2014 net loss of $39.1 million, or a net loss of $1.67 per diluted share. Fourth quarter 2013 net loss was $12.6 million, or a net loss of $0.54 per diluted share, and third quarter 2014 net loss was $7.3 million, or a net loss of $0.31 per diluted share.  Adjusted non-GAAP net loss for fourth quarter 2014 was $38.5 million compared to adjusted non-GAAP net loss of $13.5 million in fourth quarter 2013. The Company reported a fourth quarter 2014 EBITDA loss of $14.3 million, compared to EBITDA of $0.3 million in fourth quarter 2013. Fourth quarter 2014 adjusted EBITDA loss was $13.7 million compared to adjusted EBITDA of $0.4 million in fourth quarter 2013. Fourth quarter 2014 results were negatively impacted by $8.2 million of provisions for inventory reserves and $2.9 million of other expense related to foreign currency transaction losses. Fourth quarter 2013 results included $1.6 million of provisions for inventory reserves and $0.5 million of foreign currency transaction losses.

"2014 was a year of significant change for the Company. We continued our restructuring and cost improvement efforts which included consolidation of certain facilities and strategic de-layering through headcount reductions. In light of the currently challenging market conditions, especially in the Oil and Gas sector, we have engaged Conway MacKenzie to expand and accelerate these efforts. Mr. A. Jeffrey Zappone of Conway MacKenzie has been appointed interim Chief Operating Officer of the Company. Jeff is a Certified Turnaround Professional with extensive experience in improving cash flow and profitability," said Scott Dolan, CEO of A. M. Castle.

Net sales from the Metals segment during fourth quarter 2014 were $197.8 million, which was 1.3% lower than fourth quarter 2013 and 6.1% lower than the third quarter 2014. Average selling price per ton sold was down 1.2% from both fourth quarter 2013 and third quarter 2014. Tons sold were up 3.2% compared to fourth quarter 2013 and down 3.5% compared to third quarter 2014.

EX-1-

In the Plastics segment, fourth quarter 2014 net sales were $33.6 million which was 2.7% higher than fourth quarter 2013 and 3.3% lower than third quarter 2014. The automotive, marine, life science and home goods markets drove solid performance in our Plastics segment in fourth quarter 2014.

Gross margins were 21.4% in fourth quarter 2014 compared to 26.4% in fourth quarter 2013 and 24.9% in third quarter 2014. Gross margins included LIFO income of $0.3 million in fourth quarter 2014 compared to LIFO income of $3.9 million in fourth quarter 2013 and a $0.4 million LIFO charge in third quarter 2014. The fourth quarter 2014 included an increase in inventory reserves as certain aged inventory was determined to be excess or obsolete. The fourth quarter 2014 increase in the inventory reserves had a 3.5% negative impact on gross margins.

Excluding restructuring activity expense of $0.5 million, operating expenses were $68.8 million in fourth quarter 2014 compared to $69.3 million in fourth quarter 2013 and $66.0 million in third quarter 2014 excluding $0.3 million of restructuring activity expense and $5.1 million of net gains from restructuring activity, respectively.

Full year 2014 consolidated net sales were $979.8 million compared to $1,053.1 million in 2013.  The Company reported a net loss of $134.7 million in 2014, or a loss of $5.77 per diluted share, which included a $56.2 million non-cash goodwill impairment charge. Net loss in 2013 was $34.0 million, or $1.46 per diluted share.  Adjusted non-GAAP net loss for 2014 was $86.4 million compared to adjusted non-GAAP net loss of $28.1 million in 2013. The Company reported a 2014 EBITDA loss of $69.5 million, which included a $56.2 million non-cash goodwill impairment charge, compared to EBITDA of $15.6 million in 2013. Adjusted EBITDA loss for 2014 was $17.5 million compared to adjusted EBITDA of $26.2 million in 2013. Full year 2014 results were negatively impacted by $8.7 million of provisions for inventory reserves and $4.3 million of other expense related to foreign currency transaction losses compared to $2.8 million of inventory reserve provisions and $1.9 million of foreign currency transaction losses in 2013. Foreign currency transaction losses included $3.5 million of non-cash charges in 2014 and $1.5 million of non-cash charges in 2013.

Net cash used in operations was $75.1 million during 2014 as $26.9 million of cash was used for additional investments in inventory, compared to net cash from operations of $74.4 million during 2013. The Company had $59.2 million of borrowings under its revolving credit facility at December 31, 2014 and $41.2 million of additional unrestricted borrowing capacity available under the terms of the revolving credit facility. There were no borrowings under the revolving credit facility at December 31, 2013. The Company’s net debt-to-capital ratio was 65.5% at December 31, 2014 compared to 38.7% at December 31, 2013.  Total debt outstanding, net of unamortized discount, was $310.1 million at December 31, 2014 and $246.0 million at December 31, 2013. Refer to the ‘Total Debt’ table below for details related to the Company’s outstanding debt obligations.

Dolan concluded, "We enter 2015 with a renewed focus on our turnaround efforts and look forward to improving our operating performance this year."

Webcast Information
Management will hold a conference call at 11:00 a.m. ET today to review the Company's results for the fourth quarter and year ended December 31, 2014 and discuss business conditions and outlook.  The call can be accessed via the internet live or as a replay.  Those who would like to listen to the call may access the webcast through a link on the investor relations page of the Company’s website at http://www.amcastle.com/investors/default.aspx or by calling (800) 774-6070 or (630) 691-2753 and citing code 7608 998#.  A supplemental presentation accompanying the webcast can also be accessed at the link provided at the investor relations page of the Company's website.

An archived version of the conference call webcast will be available for replay at the link above approximately three hours following its conclusion, and will remain available until the next earnings conference call.

About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and plastic products and supply chain services, principally serving the producer durable equipment, oil and gas, commercial aircraft, heavy equipment, industrial goods, construction equipment, retail, marine and automotive sectors of the global economy.  Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries.  Within its metals business, it specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon.  Through its wholly-owned subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics. Together, Castle and its affiliated companies operate out of 47 service centers located throughout North America, Europe and Asia.  Its common stock is traded on the New York Stock Exchange under the ticker symbol "CAS".

EX-2-

Conway MacKenzie
Conway MacKenzie is a leading consulting and advisory firm that provides custom solutions to businesses in virtually every industry. They proactively work with clients to identify issues, develop solutions, and implement industry-specific action plans to achieve the optimal results for clients. Their professionals work collaboratively, bringing to bear insights gleaned from years of experience working in various industries as executives and owners, as well as in the consulting world. Their mandate is simple and direct: improve results and restore value to the company and its stakeholders.

Regulation G Disclosure
This release and the financial statements included in this release include non-GAAP financial measures. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in this release and in the attached financial statements, provides meaningful information and therefore we use it to supplement our GAAP reporting and guidance. Management often uses this information to assess and measure the performance of our business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to assist with period-over-period comparisons of such operations. The exclusion of the charges indicated herein from the non-GAAP financial measures presented does not indicate an expectation by the Company that similar charges will not be incurred in subsequent periods.

In addition, the Company believes that the use and presentation of EBITDA, which is defined by the Company as income before provision for income taxes plus depreciation and amortization, and interest expense, less interest income, is widely used by the investment community for evaluation purposes and provides investors, analysts and other interested parties with additional information in analyzing the Company’s operating results.  Adjusted non-GAAP net income and adjusted EBITDA, which are defined as reported net income and EBITDA adjusted for non-cash items and items which are not considered by management to be indicative of the underlying results,  are presented as the Company believes the information is important to provide investors, analysts and other interested parties additional information about the Company’s financial performance.  Management uses EBITDA, adjusted non-GAAP net income and adjusted EBITDA to evaluate the performance of the business.

Cautionary Statement on Risks Associated with Forward Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release.  Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy.  These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” "should," or similar expressions.  These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions.  Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including those risk factors identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.  All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above.  Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

EX-3-

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	For the Three Months Ended		For the Year Ended
(Dollars in thousands, except per share data)
Unaudited	December 31,		December 31,
	2014	2013	2014	2013
Net sales	$231,466	$233,229	$979,837	$1,053,066
Costs, expenses and (gains):
Cost of materials (exclusive of depreciation and amortization)	181,930	171,558	746,443	779,208
Warehouse, processing and delivery expense	33,991	34,722	140,559	140,934
Sales, general, and administrative expense	28,185	27,977	112,465	113,405
Restructuring activity, net	541	300	(2,960)	9,003
Depreciation and amortization expense	6,655	6,584	26,044	26,188
Impairment of goodwill	—	—	56,160	—
Operating loss	(19,836)	(7,912)	(98,874)	(15,672)
Interest expense, net	(10,560)	(10,087)	(40,548)	(40,542)
Loss on extinguishment of debt	—	(2,606)	—	(2,606)
Other expense, net	(2,896)	(536)	(4,323)	(1,924)
Loss before income taxes and equity in earnings of joint venture	(33,292)	(21,141)	(143,745)	(60,744)
Income taxes	(7,565)	6,340	1,353	19,795
Loss before equity in earnings of joint venture	(40,857)	(14,801)	(142,392)	(40,949)
Equity in earnings of joint venture	1,777	2,171	7,691	6,987
Net loss	$(39,080)	$(12,630)	$(134,701)	$(33,962)
Basic loss per share	$(1.67)	$(0.54)	$(5.77)	$(1.46)
Diluted loss per share	$(1.67)	$(0.54)	$(5.77)	$(1.46)
EBITDA (a)	$(14,300)	$307	$(69,462)	$15,579
(a) Earnings (loss) before interest, taxes, and depreciation and amortization. See reconciliation to net loss below.

Reconciliation of EBITDA and of adjusted EBITDA to net loss:	For the Three Months Ended		For the Year Ended

(Dollars in thousands)	December 31,		December 31,
Unaudited	2014	2013	2014	2013
Net loss	$(39,080)	$(12,630)	$(134,701)	$(33,962)
Depreciation and amortization expense	6,655	6,584	26,044	26,188
Interest expense, net	10,560	10,087	40,548	40,542
Loss on extinguishment of debt	—	2,606	—	2,606
Income taxes	7,565	(6,340)	(1,353)	(19,795)
EBITDA	(14,300)	307	(69,462)	15,579
Non-GAAP net loss adjustments (b)	619	92	51,944	10,597
Adjusted EBITDA	$(13,681)	$399	$(17,518)	$26,176
(b) Non-GAAP net loss adjustments relate to restructuring activity and unrealized (gains) losses for commodity hedges for all periods presented and impairment of goodwill for the year ended December 31, 2014. Refer to 'Reconciliation of Adjusted Non-GAAP Net Loss to Reported Net Loss' table for additional details on these amounts.

EX-4-

CONDENSED CONSOLIDATED BALANCE SHEETS	As of
(In thousands, except par value data)	December 31,	December 31,
Unaudited	2014	2013
ASSETS
Current assets
Cash and cash equivalents	$8,454	$30,829
Accounts receivable, less allowances of $3,375 and $3,463	131,003	128,544
Inventories, principally on last-in first-out basis (replacement cost higher by $129,779 and $130,854)	236,932	214,900
Prepaid expenses and other current assets	9,458	9,927
Deferred income taxes	685	3,242
Income tax receivable	2,886	3,249
Total current assets	389,418	390,691
Investment in joint venture	37,443	41,879
Goodwill	12,973	69,289
Intangible assets, net	56,555	69,489
Prepaid pension cost	7,092	16,515
Other assets	11,660	15,265
Property, plant and equipment
Land	4,466	4,917
Buildings	52,821	53,252
Machinery and equipment	183,923	179,632
Property, plant and equipment, at cost	241,210	237,801
Less - accumulated depreciation	(168,375)	(161,107)
Property, plant and equipment, net	72,835	76,694
Total assets	$587,976	$679,822
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$68,782	$69,577
Accrued payroll and employee benefits	9,332	9,853
Accrued and other liabilities	18,338	20,154
Income taxes payable	328	1,360
Current portion of long-term debt	737	397
Total current liabilities	97,517	101,341
Long-term debt, less current portion	309,377	245,599
Deferred income taxes	8,360	10,733
Other non-current liabilities	3,655	5,646
Pension and postretirement benefit obligations	18,747	6,609
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value—9,988 shares authorized (including 400 Series B Junior Preferred $0.00 par value shares); no shares issued and outstanding at December 31, 2014 and December 31, 2013	—	—
Common stock, $0.01 par value—60,000 shares authorized and 23,630 shares issued and 23,559 outstanding at December 31, 2014 and 23,471 shares issued and 23,409 outstanding at December 31, 2013	236	234
Additional paid-in capital	225,953	223,893
(Accumulated deficit) retained earnings	(29,424)	105,277
Accumulated other comprehensive loss	(45,565)	(18,743)
Treasury stock, at cost—71 shares at December 31, 2014 and 62 shares at December 31, 2013	(880)	(767)
Total stockholders' equity	150,320	309,894
Total liabilities and stockholders' equity	$587,976	$679,822

EX-5-

CONSOLIDATED STATEMENTS OF CASH FLOWS	For the Year Ended
(Dollars in thousands)	December 31,
Unaudited	2014	2013
Operating activities:
Net loss	$(134,701)	$(33,962)
Adjustments to reconcile net loss to net cash (used in) from operating activities:
Depreciation and amortization	26,044	26,188
Amortization of deferred gain	(261)	(1,214)
Amortization of deferred financing costs and debt discount	8,064	7,914
Impairment of goodwill	56,160	—
(Gain) loss on sale of property, plant and equipment	(5,603)	42
Unrealized (gains) losses on commodity hedges	(1,256)	358
Unrealized foreign currency transaction losses	3,540	—
Equity in earnings of joint venture	(7,691)	(6,987)
Dividends from joint venture	12,127	3,963
Deferred tax expense (benefit)	184	(24,089)
Share-based compensation expense	1,972	3,062
Excess tax benefits from share-based payment arrangements	(76)	(420)
Increase (decrease) from changes in:
Accounts receivable	(5,785)	9,279
Inventories	(26,941)	87,316
Prepaid expenses and other current assets	(60)	1,402
Other assets	1,686	1,470
Prepaid pension costs	387	3,953
Accounts payable	2,630	(434)
Accrued payroll and employee benefits	(230)	(1,892)
Income taxes payable and receivable	(772)	4,388
Accrued liabilities	(3,493)	(2,854)
Postretirement benefit obligations and other liabilities	(1,002)	(3,098)
Net cash (used in) from operating activities	(75,077)	74,385
Investing activities:
Capital expenditures	(12,351)	(11,604)
Proceeds from sale of property, plant and equipment	7,464	794
Net cash used in investing activities	(4,887)	(10,810)
Financing activities:
Short-term debt repayments	—	(496)
Proceeds from long-term debt	462,404	115,300
Repayments of long-term debt	(403,811)	(170,345)
Payment of debt issue costs	(627)	—
Exercise of stock options	158	1,216
Excess tax benefits from share-based payment arrangements	76	420
Net cash from (used in) financing activities	58,200	(53,905)
Effect of exchange rate changes on cash and cash equivalents	(611)	(448)
Net change in cash and cash equivalents	(22,375)	9,222
Cash and cash equivalents—beginning of year	30,829	21,607
Cash and cash equivalents—end of year	$8,454	$30,829

EX-6-

Reconciliation of Adjusted Non-GAAP Net Loss to Reported Net Loss:	For the Three Months Ended		For the Year Ended
(Dollars in thousands, except per share data)
Unaudited	December 31,		December 31,
	2014	2013	2014	2013
Net loss, as reported	$(39,080)	$(12,630)	$(134,701)	$(33,962)
Restructuring activity (a)	541	300	(2,960)	10,239
Impairment of goodwill	—	—	56,160	—
Unrealized (gains) losses on commodity hedges	78	(208)	(1,256)	358
Tax effect of adjustments	—	(937)	(3,677)	(4,709)
Adjusted non-GAAP net loss	$(38,461)	$(13,475)	$(86,434)	$(28,074)
Adjusted non-GAAP basic loss per share	$(1.64)	$(0.58)	$(3.70)	$(1.21)
Adjusted non-GAAP diluted loss per share	$(1.64)	$(0.58)	$(3.70)	$(1.21)
(a) Restructuring activity includes costs associated with the write-off of inventory included in cost of materials within the condensed consolidated statement of operations for the year ended December 31, 2013 and costs (gains) recorded to the restructuring activity line item within the condensed consolidated statements of operations for all periods presented.

Total Debt:	As of
(Dollars in thousands)	December 31,	December 31,
Unaudited	2014	2013
LONG-TERM DEBT
12.75% Senior Secured Notes due December 15, 2016	$210,000	$210,000
7.0% Convertible Notes due December 15, 2017	57,500	57,500
Revolving Credit Facility due December 10, 2019	59,200	—
Other, primarily capital leases	1,257	998
Total long-term debt	327,957	268,498
Less: unamortized discount	(17,843)	(22,502)
Less: current portion	(737)	(397)
Total long-term portion	309,377	245,599
TOTAL DEBT	$310,114	$245,996

Reconciliation of Total Debt to Net Debt and Net Debt-to-Capital:	As of
(Dollars in thousands)	December 31,	December 31,
Unaudited	2014	2013
Total Debt	$310,114	$245,996
Less: Cash and Cash Equivalents	(8,454)	(30,829)
NET DEBT	$301,660	$215,167

Stockholders' Equity	$150,320	$309,894
Total Debt	310,114	245,996
CAPITAL	$460,434	$555,890

NET DEBT-TO-CAPITAL	65.5%	38.7%

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